                                                                  EXHIBIT (q)(2)

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                       AMERICAN CENTURY GROWTH FUNDS, INC.

                                  ("THE FUNDS")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations,  do hereby certify that the following is a true copy of certain  resolutions adopted by the Board of Directors  of the  above-referenced  corporations  on August 24,
2007, and that such  resolutions have not been rescinded or modified and are not inconsistent  with the  Certificate  of  Incorporation,  Declaration of Trust or
Bylaws of the corporations.

WHEREAS:

o    Pursuant  to a  duly-executed  Power of  Attorney,  certain  directors  and officers of American  Century Mutual Funds,  Inc.,  American  Century World
     Mutual Funds, Inc.,  American Century Capital  Portfolios,  Inc.,  American
     Century  Strategic  Asset   Allocations,   Inc.,   American  Century  Asset
     Allocation  Portfolios,  Inc., American Century Variable Portfolios,  Inc.,
     and American Century Growth Funds,  Inc.  (collectively,  the "Funds") have appointed Charles A. Etherington, David H. Reinmiller, Janet A. Nash, Brian
     L. Brogan, Otis H. Cowan, Ryan L. Blaine,  Christine J. Crossley,  Kathleen
     Gunja Nelson, and Daniel K. Richardson, each of them singly, their true and lawful  attorneys-in-fact,  with full power of substitution,  and with full power to each,  for the  purpose of signing  on their  behalf  registration statements  and other  documents  of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

o    Such  attorneys-in-fact  may, from time to time, sign documents,  including registration  statements and amendments thereto, on behalf of directors and officers who have appointed them.

RESOLVED, that the directors hereby authorize such attorneys-in-fact to sign the documents  of  the  Funds,  including  registration  statements  and  amendments thereto,  pursuant to the Powers of Attorney  so executed by the  directors  and officers of the Funds.

     IN WITNESS  WHEREOF,  I have  hereunto set my hand this 24th day of August,
2007.

                                       /s/ Ward D. Stauffer
                                       ----------------------------------------
                                       Ward D. Stauffer
                                       Secretary